CONSULTING AGREEMENT

CONSULTING AGREEMENT dated as of March 31 2008 (the “Agreement”) by and between Straw Marketing, a Delaware corporation and Darryl Strawberry (collectively, the “Consultant”) and Spongetech Delivery Systems, Inc.. a Delaware corporation (the “Company”).

WHEREAS, the Company is in the business of designing, producing, and distributing cleaning products for vehicular and household uses;

WHEREAS, the Company desires to engage the Consultant as a consultant and in connection therewith the Consultant shall provide certain consulting services related to the development of the Company’s business and promotion of the Company’s products and Consultant is willing to be engaged by the Company as a consultant and to provide such services, on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1. Consulting. The Company hereby retains Consultant, and Consultant hereby agrees to make himself available as a consultant to the Company, upon the terms and subject to the conditions contained herein. During the Consultant Term (as hereinafter defined), Consultant shall provide certain consulting services to the Company as requested by management, including but not limited to:

A. Make promotional appearances on behalf of the Company;

B. Coordinate promotional appearances and campaigns with the New York Yankees and the New York Mets;

C. Introduce the Company to promotional opportunities with Major League Baseball;

D. Arrange meetings with the Company and other parties to coordinate licensing agreements or arrangements; and

E. Attend trade shows with the Company to promote its products.

2. Term. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on the date hereof (the “Effective Date”) and shall continue until February 28, 2009 (the “Consultant Term”).

3. Compensation. A. In consideration of the services to be rendered by Consultant hereunder, during the Consultant Term the Company agrees to pay to Consultant, and Consultant agrees to accept, as a consulting fee of an aggregate of $40,000 (the “Consulting Fee”). payable quarterly as follows:

(a). $10,000, upon execution hereof;

(b). $10,000 on June 1, 2008;

(c). $10,000 on September 1, 2008; and

(d). $10,000 on December 1, 2008.

B. In addition, the Company agrees to issue to the Consultant 500,000 shares of common stock of the Company (the “Shares”). The Company shall use its best efforts to register the Shares using a registration statement on Form S-8. The Company shall file such Form S-8 with the Securities and Exchange Commission within one (1) year of the execution of this Agreement.

C.  The Company agrees to pay to Consultant $10,000 upon the execution of a Licensing Agreement entered into by the Company with a party introduced to the Company by the Consultant. In addition, in connection with any such licensing agreement, at such time after the Company shall have received $750,000 in gross receipts from the sale of such licensed product, the Company shall pay the Consultant as a bonus, 1.5% for every $1,000,000 in gross receipts from the sale of such licensed product.

4. Termination. The Company may, in its discretion and at its option terminate this Agreement at any time.

5. Reimbursement. The Company will reimburse Consultant for all reasonable out-of-pocket expenses incurred in connection with this Agreement.

6. Investment Representations.

A. Consultant Bears Economic Risk. The Consultant must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from registration is available. The Consultant also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Consultant to transfer all or any portion of the shares of the common stock of the Company to be received by the Consultant pursuant to this Agreement under the circumstances, in the amounts or at the times the Consultant might propose.

B. Acquisition for Own Account. The Consultant is acquiring the Shares to be received by the Consultant pursuant to this Agreement for its/his own account for investment only, and not with a view towards distribution.

C. The Consultant Can Protect His Interest. The Consultant represents that by reason of its/his business or financial experience, the Consultant has the capacity to protect its/his own interests in connection with the transactions contemplated by this Agreement. Further, the Consultant is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

D. Company Information. The Consultant has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Consultant has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

E. Transfer Restrictions. The Consultant will not sell or otherwise transfer the Shares, without registration under the Securities Act or unless an exemption from registration is available.

F. Rule 144. The Consultant acknowledges and agrees that the common stock of the Company to be received by the Consultant pursuant to this Agreement must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available. The Consultant is aware that the Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act. The Consultant has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company and the resale occurring following the required holding period under Rule 144.

G. No Representations or Warranties. No representations or warranties have been made to the Consultant by the Company or any officer, director, employee, agent, affiliate or subsidiary of the Company other than those contained herein, and in accepting shares of common stock of the Company, the Consultant is not relying on any representations other than those contained herein.

H. Legend. The Consultant understands and acknowledges that any shares of common stock of the Company to be received by the Consultant pursuant to this Agreement shall bear a legend substantially as follows until such time as (a) such securities shall have been registered under the Securities Act, or (b) in the opinion of counsel for the Company such securities may be sold without registration under the Securities Act as well as any applicable state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED UNLESS REGISTERED AND QUALIFIED UNDER THE SECURITIES ACT AND, IF APPLICABLE, STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.”

6. Confidential Information. Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Consulting Term, Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”). Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that she will not, unless expressly authorized in writing by the Company, at any time during the Consulting Term use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, she will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Consultant to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant’s possession during the Consulting Term shall remain the property of the Company. Except as required in the performance of Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any written Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession.

7. Independent Contractor. It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Consultant to the Company for all purposes shall be one of independent contractor. Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

8. Conflict of Interest. The Consultant and the Company hereby agree that there is no conflict of interest in connection with the retention by the Company of the Consultant pursuant to this Agreement.

9. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

10. Binding Effect; Benefits. None of the parties hereto may assign his or its rights hereunder without the prior written consent of the other parties hereto, and any such attempted assignment without such consent shall be null and void and without effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

11. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at:

If to the Company, to :	Spongetech Delivery Systems, Inc.

43 West 33rd Street, Suite 600
New York, NY 10001

If to the Consultant, to:	Straw Marketing

12. Entire Agreement; Amendments. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

13. Severability. The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

14. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto each hereby submits herself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of New York.

15. Headings. The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Spongetech Delivery Systems, Inc.

By:	/s/ Steven Moskowitz

Straw Marketing

By:	/s/ Tracy Strawberry

/s/ Darryl Strawberry
Darryl Strawberry